UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2022 (the “Separation Date”), Kenneth L. Waggoner, the Chief Executive Officer, President and General Counsel of PharmaCyte Biotech, Inc. (the “Company”) resigned from his position as an employee of the Company and its direct and indirect subsidiaries and affiliates (collectively, the “Company Group”) and as a director on the Board of Directors of the Company (the “Board”). Effective October 6, 2022, the Board appointed Joshua N. Silverman, a director on the Board since August 2022, as interim Chairman of the Board, interim Chief Executive Officer and interim President of the Company. Mr. Silverman is expected to serve in such capacities for an indeterminate amount of time and is expected to enter into a compensatory agreement, which will occur in the near future.

In connection with Mr. Waggoner’s departure, on October 6, 2022, the Company entered into a Separation, Consulting and Release Agreement with Mr. Waggoner (the “Separation Agreement”). The Separation Agreement becomes irrevocable seven days after execution of the Separation Agreement and becomes effective on October 13, 2022 (the “Effective Date”). Pursuant to the Separation Agreement, the Company agreed to pay Mr. Waggoner a lump sum payment of $216,667 within five business days of the Effective Date. In addition, Mr. Waggoner will be paid for his earned but unpaid salary through the Separation Date in accordance with the Company’s payroll practices and reasonable business expenses incurred prior to the Separation Date, as set forth on Exhibit A to the Separation Agreement. Mr. Waggoner will be entitled to continued medical and health benefits at his sole expense and retain his option to purchase 15,000 shares of common stock of the Company and 23,000 restricted stock units previously granted to Mr. Waggoner. The Separation Agreement includes mutual releases of claims, by Mr. Waggoner in favor of the Company and certain Company Parties (as defined therein) and by the Company in favor of Mr. Waggoner, and mutual non-disparagement obligations on Mr. Waggoner and on the Company. Mr. Waggoner remains subject to certain restrictive covenants, including any confidentiality, non-compete, non-solicit, invention assignment, or similar agreement or arrangement to which he is a party with any member of the Company Group and Sections 5 through 7 of the Amended and Restated Executive Compensation Agreement, dated May 8, 2022, between the Company and Mr. Waggoner. During the twelve months immediately following the Separation Date (the “Consulting Period”), Mr. Waggoner agreed to serve as a consultant to facilitate the orderly transfer of work to other employees of the Company. In consideration for Mr. Waggoner’s consulting services, the Company will pay Mr. Waggoner $433,333, payable in twelve installments at the end of each month of the Consulting Period in arrears.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 7, 2022, the Company issued a press release announcing the executive transition discussed above in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as will be expressly set forth by specific reference in such filing.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
10.1	Separation, Consulting and Release Agreement, dated October 6, 2022, by and between PharmaCyte Biotech, Inc. and Kenneth L. Waggoner.
99.1	Press Release, dated October 7, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2022	PHARMACYTE BIOTECH, INC.

	By:	/s/ Joshua N. Silverman Joshua N. Silverman Interim Chief Executive Officer and Interim President

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